Exhibit 10t
                 DEFERRED COMPENSATION CONTRACT
                       DEFERRAL OF SALARY
     THIS AGREEMENT made this      day of by and between C. R.
BARD, INC., a New Jersey Corporation, hereinafter referred to as the "Company" and residing at hereinafter referred to as the
"Employee".
                           WITNESSETH
     WHEREAS,  the Company has adopted Savings Plan of C. R. Bard,
Inc.; and
     WHEREAS, the Company is willing to enter into a non-qualified salary deferral arrangement with any employee of the Company who participates in the Employees' Retirement Savings Plan of C. R. Bard, Inc. ("the Plan") and who elects a deferral on or before January 1st each year of not less than the permissible amount for each Plan year; and
     WHEREAS, Employee has elected to defer pursuant to the Plan not less than the permissible amount for each Plan year.
     NOW, THEREFORE, in consideration of the premises, and in consideration of the mutual covenants and agreements herein contained, the Company and Employee agree as follows:
     1. During the period of Employee's active employment by the Company, as such term is defined herein, the Employee agrees to work for the Company faithfully, and, to the best of Employee's ability to perform such services and duties as shall be assigned to Employee by the Company's Board of Directors or Officers.
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     For purposes of this Agreement the period of Employee's active employment shall mean the period commencing with the first day of January of the calendar year next following the execution of this Agreement and expiring on the day on which occurs the termination of Employee's employment or the date of retirement of the Employee, whichever shall occur first.
     For purposes of this Agreement, the date of retirement shall mean the Employee's normal retirement date or earlier retirement date.
     2. Employee agrees that in each Plan year in which Employee shall elect to defer not less than the permissible amount the Company shall, during the period of Employee's active employment under this Agreement, retain that amount of Employee's salary which Employee designates pursuant to written notice given to Company, but in no event shall such amount be less than $50.00 per semi-monthly pay period. Employee hereby irrevocably relinquishes and releases any and all rights to receive payment of such deferred salary during the period of Employee's active employment under this Agreement.
     3. Upon the expiration of the period of Employee's active employment, the Company agrees to pay Employee the amount
calculated in accordance with Paragraph 4 herein.   Said amount
shall be paid to Employee in accordance with Paragraph 5 herein.
     4. The amount of deferred salary to be paid to Employee hereunder shall be determined as follows, and an account
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established on  the books  of  the  Company  for  the purpose  of recording entries to be used in computing such deferred salary as follows:
(a) Prior to the thirty-first day of December or the thirtieth day of June of each calendar year during the period of Employee's active employment, Employee shall give written notice to Company of the amount to be withheld by the Company from any salary earned by Employee for services rendered in the following calendar year or partial year, and such amount shall be entered in Employee's account as a credit when withheld.
     If notice is not given in accordance with this Paragraph 4 (a) no withholding will occur pursuant to this Agreement from any salary paid to Employee for services rendered in the calendar year for which said notice would have been applicable.
(b) At the end of each calendar quarter during the term of this Agreement the Company agrees to credit the Employees account with simple interest equal to the average percentage of interest earned by the Company on its Marketable Securities Portfolio during the preceding three (3) months. For purposes of this Agreement the term of this Agreement shall mean that period of time commencing with the first day of the period of Employee's active employment and expiring with the last installment of deferred bonus to be made hereunder.
(c) The amounts credited to the Employee pursuant to this Agreement shall constitute a liability against the general funds of the Company.

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                            IV - 398
     5. (a) Not later than ninety (90) days prior to the expiration of the period of Employee's active employment, Employee may advise the Company in writing the Employee's election to receive the amount of deferred salary and credited
interest as a lump sum payment.   In the event of such election,
said lump sum payment shall be made to Employee on the first day of January next following the expiration of the period of Employee's active employment.
     (b) In the event the Employee does not exercise the election granted pursuant to Paragraph 5 (a) above, the amount of deferred salary and credited interest in the account of the Employee shall be paid to Employee, commencing with the first day of January next following the date of expiration of the period of Employee's active employment, in accordance with a pay out schedule adopted by the Board of Directors of the Company which shall under no circumstances cover a period of time in excess of ten (l0) years. The Company reserves the right at all times throughout the term of this Agreement to alter the schedule for the payment of the deferred salary and may at its election pay the entire amount of deferred salary or any part thereof standing to the credit of the Employee or his beneficiary or estate, as a lump sum.
     6. In the event of the death of the Employee during the term of this Agreement, the Company shall pay, in accordance with Paragraph 5 (a) hereinabove, the deferred salary and credited interest to such beneficiary or beneficiaries as

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Employee may have designated in writing to the Company, or, in the event a beneficiary is not so designated by the Employee, to the Employee's estate.
     7. The Employee agrees that, he will not directly or indirectly enter into or in any manner take part in any business, profession or other endeavor, either as an employee, agent, independent contractor or owner, which, in the opinion of the Board of Directors of the Company, shall be in competition with the business of the Company, which opinion of the Board of Directors shall be final and conclusive for the purposes hereof.
     8. The Employee shall not divulge any trade or business secrets or any other confidential information of the Company to any person not employed by the Company unless so authorized by the Company.
     9. If the Employee shall fail to observe any of the covenants of Paragraphs 7 and 8 and shall continue to breach any covenant therein contained for a period of thirty (30) days after the Company shall have advised Employee of such breach by written notice, then, any of the provisions hereof to the contrary notwithstanding, the Employee agrees that no further payments shall be due or payable by the Company hereunder either to the Employee, his beneficiary, or his estate, and that the Company shall have no further liability hereunder.
     l0. This Agreement shall not be construed as granting to Employee any right with respect to continuance of employment by

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the Company or a subsidiary thereof.  The right of the Company or any subsidiary thereof to terminate the Employee's employment with it at any time at will is specifically reserved. The right of the Employee to terminate his employment with the Company at any time at will is specifically reserved.
     ll. Notwithstanding anything herein to the contrary, in the event any amendment to the Internal Revenue Code or Treasury Regulations or judicial or administrative interpretation thereof, should disallow the deferral of compensation as required in this Agreement, the Company shall in it sole discretion be permitted to distribute to the Employee such compensation so affected, or terminate this plan in whole or in part.
     12. No rights or interest of the Employee, his beneficiary, or estate established herein, shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no right or interest established herein shall be liable for, or subject to, any obligation or liability of the Employee.
     13. Except as herein provided, this Agreement shall be binding upon the parties hereto, their heirs, executors, administrators, successors (including but not limited to successors resulting from any corporate merger) or assigns.

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     14.  This Agreement shall be executed in duplicate, each
copy of which when so executed and delivered shall be an original, but both copies shall together constitute one and the same document.
     15. This Agreement shall be construed in accordance with the law of the State of New Jersey.
     IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year above written.

WITNESS:


(L.S.)
ATTEST:                                 C. R. BARD, INC.


                                        (Title)








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